Exhibit 99.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of March 20, 2018 (the “Effective Date”) by and between Long Blockchain Corp., a Delaware corporation (the “Company”), Long Island Iced Tea Corp., a Delaware corporation (“SpinCo”) and Stater Blockchain Limited, a stockholder (“Stockholder”) of the Company.

W I T N E S E T H:

WHEREAS, the Shareholder is, as of the date hereof, the record or beneficial owner of the number of shares of common stock of the Company, set forth under such Shareholder’s name on the signature page hereto (the “Company Shares”), which Company Shares have been acquired in connection with the Contribution and Exchange Agreement, dated as of the date hereof, by and between the Company and Stockholder (the “Contribution Agreement”);

WHEREAS, the Company owns all of the outstanding shares of common stock of SpinCo, which is the holder of all of the outstanding membership interests of Long Island Brand Beverages, LLC, the Company’s operating beverage business (the “Beverage Business”);

WHEREAS, the Company is in the process of spinning out the Beverage Business by distributing the shares of common stock of SpinCo held by it (the “SpinCo Shares”) to the Company’s stockholders by way of a dividend (the “Spinout”);

WHEREAS, as a stockholder of the Company, the Stockholder will receive its pro rata portion of the SpinCo Shares upon consummation of the Spinout;

WHEREAS, as a condition to the willingness of the Company and SpinCo to move forward with the Spinout and as an inducement and in consideration therefor, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 1.1         Agreement to Vote Company Shares and Grant of Irrevocable Proxy. In the event any vote of the Company’s stockholders is necessary to effectuate the Spinout, the Stockholder hereby agrees to vote the Company Shares (i) in favor of the Spinout, and/or (ii) if requested by the Company against any agreement which would prevent the Spinout. If requested by the Company, the Stockholder shall appoint the Company and any designee of the Company and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote the Company Shares and any other shares of common stock of the Company hereafter acquired on the matters and in the manner specified in this Section 1.1. The Stockholder affirms that the irrevocable proxy set forth herein will be given to secure the performance of the duties of the Stockholder under this Section 1.1. The Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy. It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that may be granted by the Stockholder only in accordance with applicable law and only if such Stockholder fails to comply with this Section 1.1 and that, to the extent the Company (and its officers on behalf of the Company) uses any such irrevocable proxy, it will vote only the shares subject to such irrevocable proxy and only with respect to the matters specified in, and in accordance with the provisions of, this Section 1.1. The Company and the Stockholder agree that the voting requirements set forth in this Section 1.1 shall expire if the Spinout is not consummated by November 13, 2018 or if prior to such date, the Company’s Board of Directors unanimously decides not to proceed with the Spinout.

Section 1.2         Agreement to Vote SpinCo Shares and Grant of Irrevocable Proxy. Until the earlier of (i) one year from the consummation of the Spinout or (ii) the date on which SpinCo Shares become listed on a national securities exchange, in the event any vote of SpinCo’s stockholders is necessary to effectuate any corporate action, the Stockholder hereby agrees to vote the SpinCo Shares it directly or indirectly receives upon consummation of the Spinout (i) in favor of any corporate action recommended by the then existing board of directors of SpinCo (each a “SpinCo Action”), including but not limited to, the election of directors and any extraordinary corporate transaction, including a merger, acquisition, sale, consolidation, reorganization or liquidation involving SpinCo and a third party, or any other proposal of a third party to acquire SpinCo and/or (ii) against any action or agreement which would impede, interfere with or prevent any SpinCo Action from being consummated. If requested by SpinCo, the Stockholder shall appoint SpinCo and any designee of SpinCo and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote the SpinCo Shares and any other shares of common stock of SpinCo hereafter acquired on the matters and in the manner specified in this Section 1.2. The Stockholder affirms that the irrevocable proxy set forth herein will be given to secure the performance of the duties of the Stockholder under this Section 1.2. The Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy. It is agreed that SpinCo (and its officers on behalf of SpinCo) will use the irrevocable proxy that may be granted by the Stockholder only in accordance with applicable law and only if such Stockholder fails to comply with this Section 1.2 and that, to the extent SpinCo (and its officers on behalf of SpinCo) uses any such irrevocable proxy, it will vote only the shares subject to such irrevocable proxy and only with respect to the matters specified in, and in accordance with the provisions of, this Section 1.2. The Company and the Stockholder agree that the voting requirements set forth in this Section 1.2 shall expire if the Spinout is not consummated by November 13, 2018 or if prior to such date, the Company’s Board of Directors unanimously decides not to proceed with the Spinout.

Section 1.3         Nature of Irrevocable Proxy. Any proxy granted pursuant to Sections 1.1 and 1.2 to the Company or SpinCo by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder. Any proxy that may be granted hereunder pursuant to Section 1.1 shall terminate upon consummation of the Spinout and any proxy that may be granted hereunder pursuant to Section 1.2 shall terminate in accordance with the first sentence of Section 1.2.

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ARTICLE II
COVENANTS

Section 2.1            Company Shares. Prior to the consummation of the Spinout, except as otherwise provided herein, Stockholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the Company Shares or any right or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Company Shares; (d) deposit any of the Company Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of such shares; (e) exercise, or give notice of an intent to exercise, any options unless the shares underlying such options become subject to this Agreement upon such option exercise; or (f) take any other action that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby; provided, however, (i) that the Stockholder may make any Transfer of Company Shares if the transferee agrees in writing to be bound by the terms and conditions of this Agreement, and (ii) the foregoing restriction on Transfer shall only apply to private transactions and will not otherwise prevent the Stockholder or any subsequent transferee (including any pledgee) from making any sales of the Company Shares in the open market.

Section 2.2            SpinCo Shares. Until the earlier of (i) one year from the consummation of the Spinout or (ii) the date on which SpinCo Shares become listed on a national securities exchange, except as otherwise provided herein, Stockholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the SpinCo Shares he/it receives upon consummation of the Spinout or any right or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the SpinCo Shares he/it receives; (d) deposit any of the SpinCo Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of such shares; (e) exercise, or give notice of an intent to exercise, any options unless the shares underlying such options become subject to this Agreement upon such option exercise; or (f) take any other action that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby; provided, however, (i) that the Stockholder may make any Transfer of SpinCo Shares if the transferee agrees in writing to be bound by the terms and conditions of this Agreement, and (ii) the foregoing restriction on Transfer shall only apply to private transactions and will not otherwise prevent the Stockholder or any subsequent transferee (including any pledgee) from making any sales of the SpinCo Shares in the open market.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company and SpinCo as follows:

Section 3.1         Authority, etc. The Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of Stockholder’s charter or other organizational documents, the Stockholder has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof, the execution and delivery of this Agreement has been duly authorized by all necessary action of the board of directors, shareholders and/or other similar bodies of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the Company and SpinCo) constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 3.2         Ownership of Company Shares. As of the date hereof, the Stockholder is the beneficial owner or record holder of the Company Shares and has the sole power to vote or cause to be voted such Company Shares or holds the power to vote or cause to be voted such Company Shares solely with one or more other persons. The Stockholder has good and valid title to the Company Shares owned by the Stockholder, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws. As of the date hereof, the Stockholder does not own, directly or indirectly, any other shares of common stock of the Company other than the Company Shares.

Section 3.3         Ownership of SpinCo Shares. Unless the Stockholder has transferred its Company Shares in accordance with Section 2.1, upon issuance of the SpinCo Shares that the Stockholder will receive upon consummation of the Spinout, the Stockholder will be the beneficial owner or record holder of the SpinCo Shares and will have the sole power to vote or cause to be voted such SpinCo Shares or hold the power to vote or cause to be voted such SpinCo Shares solely with one or more other persons. The Stockholder will have good and valid title to the SpinCo Shares to be owned by the Stockholder, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws.

Section 3.4         No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Stockholder and (b) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Company Shares or SpinCo Shares or its assets may be bound or (ii) violate any applicable law, order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Stockholder’s ability to perform his obligations under this Agreement.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SPINCO

Each of the Company and SpinCo hereby represents and warrants to the Stockholder as follows:

Section 4.1            Due Organization, etc. It is a corporation duly organized and validly existing under the laws of the state of Delaware. It has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and SpinCo. This Agreement has been duly executed and delivered by the Company and SpinCo and (assuming the due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of the Company and SpinCo, enforceable against the Company and SpinCo in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2            No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company or SpinCo and (b) none of the execution and delivery of this Agreement by the Company or SpinCo, the consummation by the Company or SpinCo of the transactions contemplated hereby or compliance by the Company or SpinCo with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company or SpinCo, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company or SpinCo is a party or by which the Company or SpinCo or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Company’s or SpinCo’s ability to perform its obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1            Further Actions. Each of the parties hereto agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

Section 5.2            Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

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Section 5.3            Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, post pre-paid, by courier or overnight carrier, or by email, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Stockholder, at the address set forth below such Stockholder’s name on the signature page hereto.

If to the Company, to:

Long Blockchain Corp.

12-1 Dubon Court

Farmingdale, NY 11735

Attention: Shamyl Malik

Telephone: (855) 542-2832

Facimile:

Email: pthomas@longislandteas.com

If to SpinCo, to:

Long Island Iced Tea Corp.

12-1 Dubon Court

Farmingdale, NY 11735

Attention: Chief Executive Officer

Telephone:

Facimile:

Email: pthomas@longislandteas.com

in either case with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Builder

405 Lexington Avenue, 11th Floor

New York, NY 10174

Attention: David Miller, Esq. / Jeffrey Gallant, Esq.

Telephone: (212) 818-8800

Facsimile: (212) 818-8801

Email: dmiller@graubard.com / jgallant@graubard.com

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Section 5.4         Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 5.5         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 5.6         Entire Agreement; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.7         Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any references to the masculine gender of any pronoun shall be deemed to include references to the feminine and gender neutral form of such pronoun. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

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Section 5.8         Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 5.9         Specific Performance. The parties acknowledge that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and that, in addition to other rights or remedies, the parties shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.

Section 5.10     Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of, and waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in, (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.11     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

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Section 5.12     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic submission via .pdf file), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or electronic submission via ..pdf file) to the other parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company, SpinCo and the Stockholder have caused this Agreement to be duly executed and delivered as of the first date written above.

LONG BLOCKCHAIN CORP.
By:	/s/ Shamyl Malik
	Name:	Shamyl Malik
	Title:	Chief Executive Officer

LONG ISLAND ICED TEA CORP.
By:
Name:
Title:

STATER BLOCKCHAIN LIMITED
By:	/s/ Ramy A. Soliman
	Name:	Ramy A. Soliman
	Title:	Director
Address:
Telephone:
Facsimile:
Email:
Number of Shares:

[Signature Page to Voting Agreement]